Exhibit 99.1

                                                      NEWS RELEASE
    SecureCARE
    ------------------                                FOR IMMEDIATE RELEASE
    Technologies, Inc.
                                                      Press Contact:
                                                      Neil Burley
                                                      512.439.3905
                                                      nburley@securecaretech.com

                   SecureCARE Says Recurring Revenue Up 76% in
                      First Five Months of 2005 as Company
                         Significantly Expands Network

Austin, TX, May 10, 2005 -- SecureCARE Technologies (OTC Bulletin Board: SCUI), a leading provider of Internet-based document exchange and e-signature solutions for the healthcare industry, said today that it has significantly expanded its national network of physicians, homecare, hospice and DME providers, resulting in recurring revenue growth of 76% in the first five months of 2005. This includes a 49% increase in the number of its billable customer locations.

The company has entered several key homecare markets since launching the Internet-based version of its application, SecureCARE.net, in February. The markets include Orlando, Fla., Milwaukee, Wis., Chicago, San Diego, Seattle and others.

The company also said it has 57 signed contracts in its revenue queue for homecare, hospice and DME provider locations in various stages of implementation over the next few months. When fully implemented and billable, these accounts will propel recurring revenue growth to 162% year to date.

The company estimates that the number of physicians using SecureCARE.net will have increased 100% from the beginning of the year until the end of May. Physicians drive demand for use of the system by home healthcare providers.

Neil Burley, the company's chief financial officer, said, "Our 2004 investments in technology and sales and marketing are having the desired impact on our growth. The company's performance this year, which is tracking with our projections, is generating strong momentum in the marketplace. Physicians and home healthcare providers across the country are adopting our technology at a more rapid pace to benefit from its resulting measurable profitability and cash flow improvements."

Company executives point to several key factors for this rapid growth so far in 2005:

     o    Physician adoption of SecureCARE.net.

     o Launch of the Internet browser-based version of its application in February.

     o Strategic partnerships and endorsements formed with nationally recognized groups including U.S. Oncology, American Medical Groups of America (AMGA), Van G. Miller Group (VGM) and Visiting Nurse Associations of America (VNAA).

     o Strategic alliance agreements formed with healthcare IT vendors such as Cerner BeyondNow, Siemens and Computers Unlimited.

     o New markets penetrated including major cities in Florida, California, Washington and Wisconsin with customers such as ThedaCare, Northeast Health and Adventist health system.

     o Large-scale rollouts at existing enterprise customers such as Nursefinders, Kelsey-Seybold and Aurora Medical Group began implementing their additional office locations.

     o New account managers hired to cover the Northeast (New York and Connecticut), Texas, Missouri and Florida.

Dennis J. Nasto, senior vice president of sales and marketing, said, "Our SecureCARE Technologies network is growing because our business model is working. Physicians are insisting on our solution. We are rapidly expanding our sales force in order to keep up with this demand and expect the team to triple in size over the next few months."

About SecureCARE Technologies, Inc.
SecureCARE Technologies, Inc. is a leading provider of Internet-based document exchange and e-signature solutions for the healthcare industry. Built with state-of-the-art development tools from the Microsoft dotNET development solutions, SecureCARE.net is tailored to the needs of physicians, clinics and home healthcare, hospice and durable medical equipment providers. This comprehensive solution offers a revolutionary approach to accessing information and managing time-consuming forms and authorizations. SecureCARE.net is easy to use and it eliminates paper, while enhancing the ability of physicians to capture fees for otherwise unbilled time and services, uniquely and directly impacting the physician's revenue. SecureCARE.net is a highly secure, HIPAA-ready tracking and reporting tool that streamlines operations while providing physicians with additional revenue opportunities. Additional information about SecureCARE can be found on http://www.securecaretech.com.

A profile on the company can be found online at http://www.hawkassociates.com/securecare/profile.htm.

An online investor relations kit containing SecureCARE press releases, SEC filings, current Level II price quotes, interactive Java stock charts and other useful investor relations information can be found at http://www.hawkassociates.com and http://www.hawkmicrocaps.com. Investors may contact Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com, or contact Neil Burley at (512) 439-3905.

This news release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding among other things our plans, strategies and prospects -- both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to SecureCARE or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.